Exhibit 23.15

Deloitte Touche Tohmatsu Av. Presidente Wilson, 231 - 8° e 22° andares 20030-021 - Rio de Janeiro - RJ Brasil

Telefone : (21) 3981-0500 Fac-simile: (21) 3981-0600 www.deloitte.com.br	Deloitte Touche Tohmatsu

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in and/or incorporation by reference into the Registration Statement on Form F-3 of Vale Overseas Limited and Companhia Vale do Rio Doce and all amendments thereto, of our report dated January 20, 2003 on the financial statements of SIBRA – Eletrosiderúrgica Brasileira S.A. as of December 31, 2002 and 2001, and to the filing of this consent as an exhibit to such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Salvador – SA

December 1st, 2003